Exhibit 4(v)

                           PCCW CAPITAL NO. 3 LIMITED

                                U.S.$456,000,000

                    7.88 per cent. Guaranteed Notes due 2013

                 unconditionally and irrevocably guaranteed by

                                  PCCW LIMITED

                                AGENCY AGREEMENT

THIS AGREEMENT is dated 24th January, 2003 and made BETWEEN:

(1)  PCCW CAPITAL NO. 3 LIMITED (the "Issuer");

(2)  PCCW LIMITED (the "Guarantor"); and

(3)  DEUTSCHE BANK AG, HONG KONG BRANCH as Fiscal Agent and Principal Paying
     Agent.


WHEREAS:

(A) The Issuer has agreed to issue U.S.$456,000,000 7.88 per cent. Guaranteed Notes due 2013 (the "Notes" which expression shall include, unless the context otherwise requires, any further Notes issued pursuant to Condition 15 and forming a single series with the Notes).

(B) The Notes will be issued in bearer form ("Notes") in the denomination of U.S.$250,000 each with interest coupons ("Coupons") attached.

(C) The Notes will be represented by a Global Note (the "Global Note") in or substantially in the form set out in Schedule 1.

(D) The definitive Notes and Coupons will be in or substantially in the respective forms set out in Part I of Schedule 2. The Conditions of the Notes (the "Conditions") will be in or substantially in the form set out in Part II of Schedule 2.

(E) Payments in respect of the Notes will be unconditionally and irrevocably guaranteed by the Guarantor as provided in a Deed of Guarantee (the "Deed of Guarantee") entered into by the Guarantor substantially in the form set out in Schedule 3.


NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

(1) Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

(2) References in this Agreement to principal and/or interest shall include any additional amounts payable pursuant to Condition 8.

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2.   DEFINITIONS

     As used in this Agreement and in the Conditions:

     "Fiscal Agent" and "Paying Agents" mean and include each Fiscal Agent and Paying Agent from time to time appointed to exercise the powers and undertake the duties conferred and imposed upon it by this Agreement and notified to the Noteholders under clause 21;

     "outstanding" means in relation to the Notes all the Notes issued other than:

     (a) those Notes which have been redeemed and cancelled pursuant to Condition 7 or otherwise pursuant to the Conditions;

     (b) those Notes in respect of which the date for redemption under the Conditions has occurred and the redemption moneys wherefore (including all interest payable thereon) have been duly paid to the Fiscal Agent in the manner provided in clause 5 (and, where appropriate, notice to that effect has been given to the Noteholders under Condition 12) and remain available for payment against presentation of the relevant Notes and/or Coupons;

     (c)  those Notes which have been purchased and cancelled under Condition
          7;

     (d)  those Notes which have become void under Condition 9;

     (e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

     (f) (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11; and

     (g) the Global Note to the extent that it has been exchanged for the relative Notes in definitive form pursuant to its provisions,

     provided that for each of the following purposes, namely:

     (i) the right to attend and vote at any meeting of the Noteholders or any of them; and

     (ii) the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 2, 5, 6 and 9 of Schedule 3,

     those Notes (if any) which are for the time being held by any person (including but not limited to, the Issuer, the Guarantor or any of its other Subsidiaries) for the benefit of the Issuer, the Guarantor or any of its other Subsidiaries shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

     "specified office" means the offices specified in clause 23 or any other specified offices as may from time to time be duly notified pursuant to clause 23;

     "Subsidiary" shall have the meaning given to it in Condition 4; and

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      "United States" shall have the meaning given to it in Regulation S of the
      U.S. Securities Act of 1933, as amended.

3.    APPOINTMENT OF PAYING AGENTS

      The Issuer and the Guarantor appoint, on the terms and subject to the conditions of this Agreement Deutsche Bank AG, Hong Kong Branch as fiscal agent and principal paying agent (the "Fiscal Agent" and together with any other paying agents, the "Paying Agents") for the payment of principal of, and interest on, the Notes, acting at its specified office.

4.    AUTHENTICATION AND DELIVERY OF NOTES

(1) The Issuer authorises and instructs the Fiscal Agent to authenticate the Global Note and any definitive Notes delivered pursuant to subclause (2).

(2) The Issuer undertakes that it will, if so required in accordance with the terms of the Global Note, deliver to, or to the order of, the Fiscal Agent, not later than the date required by the Global Note, definitive Notes (with Coupons attached) in an aggregate principal amount of Notes represented by the Global Note to be issued in exchange for the Global Note. Each definitive Note and Coupon so delivered shall be duly executed on behalf of the Issuer.

(3) The Issuer authorises and instructs the Fiscal Agent to cause the Global Note to be exchanged for definitive Notes in accordance with its terms. Following the exchange of the last interest in the Global Note, the Fiscal Agent shall cause the Global Note to be cancelled and delivered to the Issuer or as it may direct.

(4) The Fiscal Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that the definitive Notes are issued only in accordance with the terms of the Global Note and this Agreement.

(5) So long as any of the Notes is outstanding the Fiscal Agent shall, within seven days of any request by the Issuer or the Guarantor, certify to the Issuer or, as the case may be, the Guarantor the number of definitive Notes held by it under this Agreement.

5.    PAYMENT TO THE FISCAL AGENT

(1)   The Issuer or, failing the Issuer, the Guarantor shall, not later than
      10.00 a.m. (New York City time) on the Business Day in New York City immediately preceding each date on which any payment of principal and/or interest in respect of any of the Notes becomes due and payable under the Conditions or if the due date of payment is not a Business Day in New York City on the immediately following such Business Day, transfer to an account specified by the Fiscal Agent such amount of U.S. dollars as shall be sufficient for the purposes of the payment of principal and/or interest in same day funds or in such funds and at such times (being not later than 10.00 a.m. (New York City time) on the Business Day in New York City immediately preceding the relevant due date or if the due date is not a Business Day in New York City, on the immediately following such Business Day) as may be determined by the Fiscal Agent to be customary for the settlement of similar transactions. For the purposes of this subclause (1), "Business Day" means a day on which commercial banks are open for business and foreign exchange markets settle payments in the relevant place or places.

(2) The Issuer or, as the case may be, the Guarantor shall ensure that, not later than the second Hong Kong Business Day immediately preceding the date on which any payment is to be

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      made to the Fiscal Agent pursuant to subclause (1), the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made. For the purposes of this subclause (2), "Hong Kong Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Hong Kong.

6.    NOTIFICATION OF NON-PAYMENT BY THE ISSUER OR THE GUARANTOR

      The Fiscal Agent shall notify by fax each of the other Paying Agents forthwith:

      (a) if it has not by the relevant date specified in clause 5(1) received unconditionally the full amount in U.S. dollars required for the payment; and

      (b) if it receives unconditionally the full amount of any sum due in respect of the Notes or Coupons after such date.

      The Fiscal Agent shall, at the expense of the Issuer or the Guarantor, forthwith upon receipt of any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 12.

7.    DUTIES OF THE PAYING AGENTS

(1) Subject to the payments to the Fiscal Agent provided for by clause 5 being duly made, the Paying Agents shall act as paying agents of the Issuer and/or the Guarantor in respect of the Notes and pay or cause to be paid on behalf of the Issuer and/or the Guarantor on and after each date on which any payment becomes due and payable, the amounts of principal and/or interest then payable on surrender or, in the case of the Global Note, endorsement, of Notes or Coupons under the Conditions and this Agreement. If any payment provided for by clause 5 is made late but otherwise under the terms of this Agreement the Paying Agents shall upon receipt of such payment by the Fiscal Agent nevertheless act as paying agents.

(2) If default is made by the Issuer and the Guarantor in respect of any payment, unless and until the full amount of the payment has been made under the terms of this Agreement (except as to the time of making the same) or other arrangements satisfactory to the Fiscal Agent have been made, neither the Fiscal Agent nor any of the other Paying Agents shall be bound to act as paying agents.

(3) If on presentation of a Note or Coupon the amount payable in respect of the Note or Coupon is not paid in full (otherwise than as a result of withholding or deduction for or on account of any Taxes as permitted by the Conditions) the Paying Agent to whom the Note or Coupon is presented shall procure that the Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

8.    REIMBURSEMENT OF THE PAYING AGENTS

      The Fiscal Agent shall charge the account referred to in clause 5 for all payments made by it under this Agreement and will credit or transfer to the respective accounts of the other Paying Agents the amount of all payments made by them under the Conditions immediately upon notification from them, subject in each case to any applicable laws or regulations.

9.    NOTICE OF ANY WITHHOLDING OR DEDUCTION

      If the Issuer or the Guarantor is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by

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      Condition 8, the Issuer or, as the case may be, the Guarantor shall give notice to the Fiscal Agent as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Fiscal Agent such information as the Fiscal Agent shall require to enable it to comply with the requirement.

10. NOTIFICATION TO THE FISCAL AGENT IN CONNECTION WITH OPTIONAL REDEMPTION, EARLY REDEMPTION AND REDEMPTION FOR TAXATION REASONS

(1) If the Issuer decides to redeem all the Notes for the time being outstanding under Conditions 7(2) or 7(3), it shall give notice of the decision to the Fiscal Agent at least 45 days before the relevant redemption date.

(2) If the Issuer is obliged to redeem all the Notes for the time being outstanding under Condition 7(4), it shall give notice of the decision to the Fiscal Agent at least 15 days before the relevant redemption date.

11.   RECEIPT AND PUBLICATION OF NOTICES

(1) Forthwith upon the receipt by the Fiscal Agent of a demand or notice from any Noteholder or Couponholder under Condition 10 the Fiscal Agent shall forward a copy of the demand or notice to the Issuer and to the Guarantor.

(2) On behalf of and at the request and expense of the Issuer or the Guarantor, the Fiscal Agent shall cause to be published all notices required to be given by the Issuer and/or the Guarantor under the Conditions provided that signed copies of such notices shall be sent to the Fiscal Agent no less than two Business Days prior to the date of publication.

12.   CANCELLATION OF NOTES AND COUPONS

(1) All Notes which are surrendered in connection with redemption (together with all unmatured Coupons attached to or delivered with Notes) and all Coupons which are paid shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes and Coupons to the Fiscal Agent (or as the Fiscal Agent may specify). Where Notes are purchased by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries, the Issuer or, as the case may be, the Guarantor shall procure that the Notes (together with all unmatured Coupons appertaining to the Notes) are promptly cancelled and delivered to the Fiscal Agent or its authorised agent.

(2) The Fiscal Agent or its authorised agent shall (unless otherwise instructed by the Issuer in writing and save as provided in clause 14(1)) destroy all cancelled Notes and Coupons and furnish the Issuer and the Guarantor with a certificate of destruction containing written particulars of the serial numbers of the Notes and the number by maturity date of Coupons so destroyed.

13.   ISSUE OF REPLACEMENT NOTES AND COUPONS

(1) The Issuer shall cause a sufficient quantity of additional forms of Notes and Coupons to be available, upon request, to the Fiscal Agent at its specified office for the purpose of issuing replacement Notes or Coupons as provided below.

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(2)   The Fiscal Agent shall, subject to and in accordance with Condition 11 and the following provisions of this clause, cause to be authenticated (in the case only of replacement Notes) and delivered any replacement Notes or Coupons which the Issuer may determine to issue in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

(3) In the case of a mutilated or defaced Note, the Fiscal Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may require) any replacement Note only has attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

(4) The Fiscal Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Note or Coupon in respect of which the serial number is known, that the Note or Coupon has not previously been redeemed or paid. The Fiscal Agent shall not issue a replacement Note or Coupon unless and until the applicant has:

      (a) paid such expenses and costs as may be incurred in connection with the replacement;

      (b) furnished it with such evidence and indemnity as the Issuer may reasonably require; and

      (c) in the case of a mutilated or defaced Note or Coupon, surrendered it to the Fiscal Agent.

(5) The Fiscal Agent shall cancel mutilated or defaced Notes or Coupons in respect of which replacement Notes or Coupons have been issued pursuant to this clause. The Fiscal Agent shall furnish the Issuer and the Guarantor with a certificate stating the serial numbers of the Notes or Coupons received by it and cancelled pursuant to this clause and shall, unless otherwise requested by the Issuer or the Guarantor, destroy all those Notes and Coupons and furnish the Issuer and the Guarantor with a destruction certificate containing the information specified in clause 12(2).

(6) The Fiscal Agent shall, on issuing any replacement Note or Coupon, forthwith inform the Issuer and the other Paying Agents of the serial number of the replacement Note or Coupon issued and (if known) of the serial number of the Note or Coupon in place of which the replacement Note or Coupon has been issued. Whenever replacement Coupons are issued under this clause, the Fiscal Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons and of the replacement Coupons issued.

(7) Whenever a Note or Coupon for which a replacement Note or Coupon has been issued and the serial number of which is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice to the Issuer and the Fiscal Agent.

14.   RECORDS AND CERTIFICATES

(1) The Fiscal Agent shall (a) keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption and/or purchase by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries, cancellation or payment (as the case may be) and of all replacement Notes or Coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons and (b) in respect of the Coupons of each maturity, retain until the expiry of ten years from the Relevant Date in respect of the Coupons either all paid Coupons of that maturity or a list of the serial numbers

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      of Coupons of that maturity still remaining unpaid. The Fiscal Agent shall during normal business hours make the records and Coupons (if any) available to the Issuer and the Guarantor.

(2) The Fiscal Agent shall give to the Issuer and the Guarantor, as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Note or Coupon (as the case may be), a certificate stating (a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount in respect of Coupons which have been paid, (b) the serial numbers of those Notes in definitive form, (c) the total number by maturity date of those Coupons,
      (d) the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries and cancelled (subject to delivery of the Notes to the Fiscal Agent) and the serial numbers of such Notes in definitive form and the total number by maturity date of the Coupons attached to or surrendered with the purchased Notes, (e) the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been surrendered and replaced and the serial numbers of those Notes in definitive form and the total number by maturity date of those Coupons surrendered therewith and (f) the total number by maturity date of unmatured Coupons missing from Notes which have been redeemed or surrendered and replaced and the serial numbers of the Notes in definitive form to which the missing unmatured Coupons appertained.

15.   COPIES OF THIS AGREEMENT AND THE DEED OF GUARANTEE AVAILABLE FOR
      INSPECTION

(1) The Deed of Guarantee shall be deposited with the Fiscal Agent and shall be held in safe custody by the Fiscal Agent at its specified office.

(2) The Paying Agents shall hold copies of this Agreement, together with copies of the Deed of Guarantee, and any other documents expressed to be held by them in the Listing Circular to be issued by the Issuer in relation to the Notes available for inspection by Noteholders and Couponholders at their specified offices during normal business hours. For this purpose, the Issuer and the Guarantor shall furnish the Paying Agents with sufficient copies of each of such documents.

16.   COMMISSIONS AND EXPENSES

(1) The Issuer, or, failing the Issuer, the Guarantor shall pay to the Fiscal Agent such commissions in respect of the services of the Paying Agents under this Agreement as shall be agreed between the Issuer, the Guarantor and the Fiscal Agent. Neither the Issuer nor the Guarantor shall be concerned with the apportionment of payment among the Paying Agents.

(2) The Issuer or, failing the Issuer, the Guarantor shall also pay to the Fiscal Agent an amount equal to any value added tax of which the Issuer is aware which may be payable in respect of the commissions together with all expenses properly incurred by the Paying Agents in connection with their services under this Agreement.

(3) The Fiscal Agent shall arrange for payment of the commissions due to the other Paying Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Issuer or the Guarantor.

(4) At the request of the Fiscal Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the commissions agreed initially pursuant to

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      subclause (1) with a view to determining whether the parties can mutually agree upon any changes to the commissions.

17.   INDEMNITY

(1) The Issuer or, failing the Issuer, the Guarantor undertakes to indemnify each of the Paying Agents and their directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Paying Agent under this Agreement except as may result from its wilful default, negligence or bad faith or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement.

(2) Each of the Paying Agents severally undertakes to indemnify the Issuer and its directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of its wilful default, negligence or bad faith or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement.

(3) The indemnities set out above shall survive any termination of this Agreement.

18.   REPAYMENT BY FISCAL AGENT

      Sums paid by or by arrangement with the Issuer or the Guarantor to the Fiscal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until any Note or Coupon becomes void under the provisions of Condition 9 but in that event the Fiscal Agent shall forthwith repay to the Issuer or, if so directed by the Issuer, to the Guarantor sums equivalent to the amounts which would otherwise have been payable in respect of the relevant Note or Coupon.

19.   CONDITIONS OF APPOINTMENT

(1) Subject as provided in subclause (3) of this clause, the Fiscal Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuer or the Guarantor for any interest or other amounts in respect of the money. No money held by any Paying Agent need be segregated except as required by law.

(2) In acting under this Agreement and in connection with the Notes and the Coupons, the Paying Agents shall act solely as agents of the Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes or the Coupons.

(3) No Paying Agent shall exercise any right of set-off or lien against the Issuer, the Guarantor or any holders of Notes or Coupons in respect of any moneys payable to or by it under the terms of this Agreement.

(4) Except as ordered by a court of competent jurisdiction or required by law or otherwise instructed by the Issuer or the Guarantor, each of the Paying Agents shall be entitled to treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not the

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      Note or Coupon shall be overdue and notwithstanding any notice of ownership or other writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).

(5) The Paying Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Notes and no implied duties or obligations shall be read into this Agreement or the Notes against the Paying Agents.

(6) The Paying Agents may consult with independent legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

(7) Each of the Paying Agents shall be protected and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer, the Guarantor or any other Paying Agent, or any Note or Coupon, or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper, electronic communication or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

(8) Any of the Paying Agents, their officers, directors, employees or controlling persons, may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Paying Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of the Issuer or the Guarantor, as freely as if the Paying Agent were not appointed under this Agreement.

(9) The Fiscal Agent shall not be under any obligation to take any action under this Agreement which may be illegal or contrary to applicable law, or that it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

20.   COMMUNICATION WITH PAYING AGENTS

      A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Guarantor and any of the Paying Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

21.   TERMINATION OF APPOINTMENT

(1) The Issuer and the Guarantor may terminate the appointment of any Paying Agent at any time and/or appoint additional or other Paying Agents by giving to the Paying Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect, provided that, so long as any of the Notes is outstanding:

      (a) in the case of a Paying Agent, the notice shall not expire less than 45 days before any due date for the payment of interest; and

      (b) notice shall be given under Condition 12 at least 30 days before the removal or appointment of a Paying Agent.

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(2)   Notwithstanding the provisions of subclause (1), if at any time a Paying
      Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, the Issuer and the Guarantor may forthwith without notice terminate the appointment of the Paying Agent, in which event notice shall be given to the Noteholders under Condition 12 as soon as is practicable.

(3) The termination of the appointment of a Paying Agent under this Agreement shall not entitle the Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(4) All or any of the Paying Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect provided that, so long as any of the Notes is outstanding, the notice shall not, in the case of a Paying Agent, expire less than 45 days before any due date for the payment of interest. Following receipt of a notice of resignation from a Paying Agent, the Issuer or, failing the Issuer, the Guarantor shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice to the Noteholders under Condition 12. If the Fiscal Agent shall resign or be removed pursuant to subclauses (1) or (2) above or in accordance with this subclause (4), the Issuer and the Guarantor shall promptly and in any event within 30 days appoint a successor (being a leading bank acting through its office in Hong Kong). If the Issuer and the Guarantor fail to appoint a successor by the tenth day prior to the expiration of such period, the Fiscal Agent may select a leading bank acting through its office in Hong Kong to act as Fiscal Agent hereunder and the Issuer and the Guarantor shall appoint that bank as the successor Fiscal Agent.

(5) Notwithstanding the provisions of subclauses (1), (2) and (4), so long as any of the Notes is outstanding, the termination of the appointment of a Paying Agent (whether by the Issuer and the Guarantor or by the resignation of the Paying Agent) shall not be effective unless upon the expiry of the relevant notice there is:

      (a)   a Fiscal Agent having its specified office in Hong Kong;

      (b) if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to such Directive is introduced, a Paying Agent in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to any such Directive of law; and

      (c) if any Notes are listed on the Luxembourg Stock Exchange or any other stock exchange, a Paying Agent having its specified office in Luxembourg, or, as the case may be, in such place as may be required by the rules and regulations of any other relevant stock exchange (or any other relevant authority).

(6) Any successor Paying Agent shall execute and deliver to its predecessor, the Issuer, the Guarantor and, where appropriate, the Fiscal Agent an instrument accepting the appointment under this Agreement, and the successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as a Paying Agent.

(7) If the appointment of a Paying Agent under this Agreement is terminated (whether by the Issuer, the Guarantor or by the resignation of the Paying Agent), the Paying Agent shall on the date on which the termination takes effect deliver to its successor Paying Agent (or, if none, the Fiscal Agent) all Notes and Coupons surrendered to it but not yet destroyed and all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Paying Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

(8) If the Fiscal Agent or any of the other Paying Agents shall change its specified office, it shall give to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent not less than 45 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall give to the Noteholders on behalf of and at the expense of the Issuer or, failing the Issuer, the Guarantor notice of the change and the address of the new specified office under Condition 12.

(9) A corporation into which any Paying Agent for the time being may be merged or converted or a corporation with which the Paying Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Paying Agent shall be a party shall, to the extent permitted by applicable law, be the successor Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent.

22.   MEETINGS OF NOTEHOLDERS

(1) The provisions of Schedule 3 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes are represented by the Global Note, the expression "Noteholders" shall include the persons for the time being shown in the records of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), as the holders of a particular principal amount of such Notes (each an "Accountholder") (in which regard a certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against the Issuer solely in the bearer of the Global Note in accordance with and subject to its terms, and the expressions "holder" and "holders" shall be construed accordingly and the expression "Notes" shall mean units of U.S.$250,000 in principal amount of Notes.

(2) Without prejudice to subclause (1), each of the Paying Agents shall, on the request of any holder of Notes, issue Voting Certificates and Block Voting Instructions (as defined in paragraph 1 of Schedule 3) together, if so required by the Issuer, with reasonable proof satisfactory to the Issuer of their due execution on behalf of the Paying Agent under the provisions of Schedule 3 and shall forthwith give notice to the Issuer under Schedule 3 of any revocation or amendment of a Voting Certificate or Block Voting Instruction. Each Paying Agent shall keep a full and complete record of all Voting Certificates and Block Voting Instructions issued by it and shall, not less than 24 hours before the time appointed for holding any meeting or adjourned meeting, deposit at such place as the Fiscal Agent shall designate or approve, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of any meeting or adjourned meeting.

23.   NOTICES

      Any notice required to be given under this Agreement to any of the parties shall be delivered in person, sent by pre-paid post (first class if inland, first class airmail if overseas) or by facsimile or telex addressed to:

      The Issuer:        PCCW Capital  No. 3 Limited
                         39th Floor, PCCW Tower
                         TaiKoo Place, 979 King's Road
                         Quarry Bay
                         Hong Kong

                         Facsimile No: 2962 5725

                         (Attention: Company Secretary)

      The Guarantor:     PCCW Limited
                         39th Floor, PCCW Tower
                         TaiKoo Place, 979 King's Road
                         Quarry Bay
                         Hong Kong

                         Facsimile No: 2962 5725

                         (Attention: Company Secretary)

      The Fiscal Agent:  Deutsche Bank AG, Hong Kong Branch
                         55th Floor, Cheung Kong Center
                         2 Queen's Road, Central
                         Hong Kong

                         Facsimile No:  +852 2203 7320

                         (Attention: Corporate Trust & Agency Services)

      With a copy to:    Deutsche Bank AG, London
                         Winchester House
                         1 Great Wincehster Street
                         London EC2N 2DB

                         Facsimile No: +44 207 547 6149

                         (Attention: Corporate Trust & Agency Services)

      or such other address of which notice in writing has been given to the other parties to this Agreement under the provisions of this clause.

      Any such notice shall take effect, if delivered in person, at the time of delivery, if sent by post, three days in the case of inland post or seven days in the case of overseas post after despatch, and, in the case of facsimile, the earlier of 24 hours after, or the start of the second business day in the place of receipt immediately following, the time of despatch, provided that in the case of a notice given by facsimile transmission such notice shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice given by facsimile.

24.   TAXES

      The Issuer or, failing the Issuer, the Guarantor agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

25.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

26.   DESCRIPTIVE HEADINGS

      The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

27.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

(1) The provisions of this Agreement are governed by, and shall be construed in accordance with, English law.

(2) Each of the Issuer and the Guarantor irrevocably agrees for the benefit of the Paying Agents that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as "Proceedings") may be brought in the courts of England.

(3) Each of the Issuer and the Guarantor irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Issuer and may be enforced in the courts of any other jurisdiction.

(4) Nothing in this clause shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(5) Each of the Issuer and the Guarantor irrevocably and unconditionally appoints Simmlaw Services Limited at its registered office for the time being (currently at CityPoint, One Ropemaker Street, London EC2Y 9SS, England) as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint another person with a registered office in London as its agent for that purpose.

(6)   Each of the Issuer and the Guarantor:

      (a) agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person with an office in London with authority to accept service as aforesaid;

      (b) agrees that failure by any such person to give notice of such service of process to the Issuer or the Guarantor shall not impair the validity of such service or of any judgment based thereon;

      (c) consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer or the Guarantor (as the case may be) in accordance with clause 23; and

      (d) agrees that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

28.   AMENDMENTS

      This Agreement may be amended by all of the parties, without the consent of any Noteholder or Couponholder, either:

      (a) for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained in this Agreement; or

      (b) in any manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not be materially prejudicial to the interests of the Noteholders.

29.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

SIGNED by each of the parties (or their duly authorised representatives) on the date which appears first on page 1.

                                   SCHEDULE 1

                              FORM OF GLOBAL NOTE

                                                             ISIN: XS0161652127
                                                         Common Code: 016165212


                           PCCW CAPITAL NO. 3 LIMITED

                                  GLOBAL NOTE

                                U.S.$456,000,000

                    7.88 per cent. Guaranteed Notes due 2013

                 unconditionally and irrevocably guaranteed by

                                  PCCW LIMITED


This Global Note is issued in respect of the U.S.$456,000,000 7.88 per cent. Guaranteed Notes due 2013 (the "Notes") of PCCW Capital No. 3 Limited (the "Issuer"). The Notes are issued subject to and with the benefit of an Agency Agreement (the "Agency Agreement") dated 24th January, 2003 between, inter alios, the Issuer, PCCW Limited (the "Guarantor") and Deutsche Bank AG, Hong Kong Branch as Fiscal Agent (the "Fiscal Agent"). Payments in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a Deed of Guarantee dated 24th January, 2003 entered into by the Guarantor. The Notes are issued subject to and with the benefit of the Conditions of the Notes (the "Conditions") set out in Part II of Schedule 2 to the Agency Agreement.

1.    PROMISE TO PAY

      Subject as provided in this Global Note, the Issuer, for value received, promises to pay the bearer upon presentation and surrender of this Global Note the sum of U.S.$456,000,000 (four hundred and fifty-six million United States dollars) or such lesser sum as is equal to the principal amount of the Notes represented by this Global Note on 24th January, 2013 or on such earlier date as the principal of this Global Note may become due under the Conditions and to pay interest on the principal sum for the time being outstanding at the rate of 7.88 per cent. per annum from 24th January, 2003 payable semi-annually in arrear in equal instalments on 24th January and 24th July in each year until payment of the principal sum has been made or duly provided for in full together with any other amounts as may be payable, all subject to and under the Conditions.

2.    EXCHANGE FOR DEFINITIVE NOTES AND PURCHASES

      The definitive Notes to be issued on exchange of this Global Note as provided below will be in bearer form in the denomination of U.S.$250,000 each with interest coupons ("Coupons") attached.

      This Global Note may be exchanged in whole but not in part (free of charge) for definitive Notes and Coupons in the forms set out in Part I of Schedule 2 to the Agency Agreement only upon the occurrence of an Exchange Event.

      An "Exchange Event" means;

            (1) an Event of Default (as defined in Condition 10) has occurred and is continuing;

            (2) the Issuer has been notified that both Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

            (3) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.

      The Issuer will promptly give notice to Noteholders in accordance with Condition 12 upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note may give notice to the Fiscal Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in
      (3) above, the Issuer may also give notice to the Fiscal Agent requesting exchange. Any such exchange shall occur no later than 45 days after the date of receipt of the first relevant notice by the Fiscal Agent.

      Any such exchange will be made upon presentation of this Global Note at the office of the Fiscal Agent specified above by the bearer of this Global Note on any day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong. The aggregate principal amount of definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note.

      On an exchange of this Global Note, this Global Note shall be surrendered to the Fiscal Agent.

      Upon (a) any exchange of a part of this Global Note for a definitive Note or (b) receipt of instructions from Euroclear or Clearstream, Luxembourg that, following the purchase by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries of a part of this Global Note, part is to be cancelled, the portion of the principal amount of this Global Note so exchanged or to be so cancelled shall be endorsed by or on behalf of the Fiscal Agent on Part I of the Schedule to this Global Note, whereupon the principal amount of this Global Note shall be reduced for all purposes by the amount so exchanged or cancelled and endorsed.

3.    BENEFITS

      Until the entire principal amount of this Global Note has been extinguished in exchange for definitive Notes, this Global Note shall in all respects be entitled to the same benefits as the definitive Notes for which it may be exchanged.

4.    PAYMENTS

      Payments in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note.

      Upon any payment in respect of the Notes represented by this Global Note, the amount so paid shall be endorsed by or on behalf of the Fiscal Agent on Part II of the Schedule to this

      Global Note. In the case of any payment of principal, the principal amount of this Global Note shall be reduced for all purposes by the amount so paid and the remaining principal amount of this Global Note shall be endorsed by or on behalf of the Fiscal Agent on Part II of the Schedule to this Global Note.

5.    ACCOUNTHOLDERS

      For so long as any of the Notes is represented by this Global Note, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular principal amount of Notes (each an "Accountholder") shall be treated by the Issuer as the holder of that principal amount for all purposes (including but not limited to for the purposes of giving notice to the Issuer pursuant to Condition 10) other than with respect to the payment of principal and interest in respect of the Notes, the right to which shall be vested, as against the Issuer, solely in the holder of this Global Note in accordance with and subject to its terms. Any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Notes standing to the account of any Accountholder shall be conclusive and binding for all purposes.

      Notes represented by this Global Note are transferable in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg as appropriate.

      The Issuer covenants in favour of each Accountholder that it will make all payments in respect of the principal amount of Notes for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as being held by the Accountholder and represented by this Global Note to the bearer of this Global Note in accordance with clause 1 above and acknowledges that each Accountholder may take proceedings to enforce this covenant and any of the other rights which it has under the first paragraph of this clause directly against the Issuer.

      The Issuer undertakes in favour of each Accountholder that, in relation to any payment to be made by it under this Global Note, it will comply with the provisions of Condition 8 to the extent that they apply to any payments in respect of the Notes as if those provisions had been set out in full in this Global Note.

      The Issuer acknowledges the right of every Accountholder to the production of, and the right of every Accountholder to obtain (upon payment of a reasonable charge) a copy of, this Global Note, and further acknowledges and covenants that the obligations binding upon it contained in this Global Note are owed to, and shall be for the account of, each and every Accountholder, and that each Accountholder shall be entitled severally to enforce those obligations against the Issuer.

6.    NOTICES

      So long as this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg, notices required to be given to Noteholders may be given by their being delivered to Euroclear or Clearstream, Luxembourg for communication to entitled Accountholders, rather than by publication as required by the Conditions.

7.    AUTHENTICATION

      This Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent.

8.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

9.    GOVERNING LAW

      This Global Note is governed by, and shall be construed in accordance with, English law.



IN WITNESS whereof this Global Note has been executed as a deed poll on behalf of the Issuer.


THE COMMON SEAL of                        )
PCCW CAPITAL NO. 3 LIMITED                )
was affixed in the presence of:           )


                                                   Director


Dated 24th January, 2003


CERTIFICATE OF AUTHENTICATION

This is the Global Note described
in the Agency Agreement
By or on behalf of
Deutsche Bank AG, Hong Kong Branch
as Fiscal Agent
(without recourse, warranty or liability)

..................................

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                                  THE SCHEDULE

                                     Part I

                EXCHANGES FOR DEFINITIVE NOTES AND CANCELLATIONS



The following exchanges of a part of this Global Note for definitive Notes and cancellations of a part of the aggregate principal amount of this Global Note have been made:

Date of exchange or    Part of the aggregate   Part of the           Remaining               Notation made
cancellation           principal amount of     aggregate principal   principal               by or on behalf
                       this Global Note        amount of this        amount of this Global   of the Fiscal
                       exchanged for           Global Note           Note following          Agent
                       definitive Notes        cancelled             exchange or
                                                                     cancellation

                       U.S.$                   U.S.$                 U.S.$
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------

                                    Part II

                                    PAYMENTS


The following payments in respect of the Notes represented by this Global Note have been made:

Date of payment        Amount of interest      Amount of             Remaining principal     Notation made
                       paid                    principal paid        amount of this Global   by or on behalf
                                                                     Note following payment  of the Fiscal
                                                                                             Agent

                       U.S.$                   U.S.$                 U.S.$

-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------
-------------------    ---------------------   -------------------   ---------------------   ---------------------

                                   SCHEDULE 2

                                     PART I

                      FORMS OF DEFINITIVE NOTE AND COUPON

                            FORM OF DEFINITIVE NOTE

(Face of Note)

-------------------------------------------------------------------------------

000000                             XS0161652127                        00 00000

-------------------------------------------------------------------------------

                           PCCW CAPITAL NO. 3 LIMITED
              (incorporated with limited liability under the laws
                         of the British Virgin Islands)


                                U.S.$456,000,000

                    7.88 per cent. Guaranteed Notes due 2013

                   unconditionally and irrevocably guaranteed as to payment of principal and interest by

                                  PCCW LIMITED
       (incorporated with limited liability under the laws of Hong Kong)



The issue of the Notes was authorised by a resolution of the Board of Directors of PCCW Capital No. 3 Limited (the "Issuer") passed on 22nd January, 2003 and the giving of the guarantee in respect of the Notes was authorised by a resolution of the Board of Directors of PCCW Limited (the "Guarantor") passed on 22nd January, 2003.

This Note forms one of a series of Notes issued as bearer Notes in the denomination of U.S.$250,000 each, in an aggregate principal amount of U.S.$456,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 24th January, 2013 (or on such earlier date as the principal sum (as determined under the Conditions) may become repayable under the said Conditions) the principal sum of:

  U.S.$456,000,000 (Four Hundred and Fifty-Six Million United States Dollars)

together with interest on the principal sum at the rate of 7.88 per cent. per annum payable semi-annually in arrear in equal instalments on 24th January and 24th July in each year and together with such other amounts as may be payable, all subject to and under the Conditions.

The Notes are issued pursuant to an Agency Agreement (the "Agency Agreement") dated 24th January, 2003 between, inter alios, the Issuer and Deutsche Bank AG, Hong Kong Branch as Fiscal Agent. Payments of principal and interest in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a Deed of Guarantee (the "Deed of Guarantee") dated

24th January, 2003 entered into by the Guarantor. The Notes have the benefit of, and are subject to, the provisions contained in the Agency Agreement, the Deed of Guarantee and the Conditions.

Neither this Note nor any of the Coupons relating to this Note shall become valid or enforceable for any purpose unless and until this Note has been authenticated by or on behalf of the Fiscal Agent.


IN WITNESS WHEREOF this Note has been executed on behalf of the Issuer.

Dated as of [                  ]


Issued in Hong Kong.

                                              PCCW CAPITAL NO. 3 LIMITED
                                              By:



-------------------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described
in the Agency Agreement.

By or on behalf of
Deutsche Bank AG, Hong Kong Branch as
Fiscal Agent
(without recourse, warranty or liability)

-------------------------------------------


ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

(Reverse of Note)

                                    PART II

                            CONDITIONS OF THE NOTES

                   (as set out in Part II of this Schedule 2)

                       FISCAL AND PRINCIPAL PAYING AGENT

                       Deutsche Bank AG, Hong Kong Branch
                         55th Floor, Cheung Kong Center
                             2 Queen's Road Central
                                   Hong Kong

and/or such other or further Fiscal Agent or Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and notice of which has been given to the Noteholders.

                                 FORM OF COUPON

(Face of Coupon)

PCCW Capital No. 3 Limited
U.S.$456,000,000 7.88 per cent. Guaranteed Notes due 2013


This Coupon relating to a Note             [Coupon for U.S.$9,850 due on 24th
in the denomination                        July, 2003/24th January/July [2004-
of U.S.$250,000                            2012/24th January, 2013]]
is payable to bearer, separately
negotiable and subject to the
Conditions of the Notes.


            PCCW CAPITAL NO. 3 LIMITED

            By: ................


ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


00 000000                        XS0161652127                            000000

(Reverse of Coupon)

FISCAL AND PRINCIPAL PAYING AGENT:
DEUTSCHE BANK AG, HONG KONG BRANCH

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                                      25



                                   SCHEDULE 2

                            CONDITIONS OF THE NOTES


The U.S.$456,000,000 7.88 per cent. Guaranteed Notes due 2013 (the "Notes", which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 15 and forming a single series with the Notes) of PCCW Capital No. 3 Limited (the "Issuer") are issued subject to and with the benefit of an Agency Agreement dated 24th January, 2003 (such agreement as amended and/or supplemented and/or restated from time to time, the "Agency Agreement") made between the Issuer, PCCW Limited (the "Guarantor") as guarantor, Deutsche Bank AG, Hong Kong Branch as fiscal agent and principal paying agent (the "Fiscal Agent") and any other paying agents appointed from time to time pursuant to the Agency Agreement (together with the Fiscal Agent, the "Paying Agents").

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Agency Agreement. Copies of the Agency Agreement are available for inspection during normal business hours by the holders of the Notes (the "Noteholders") and the holders of the interest coupons appertaining to the Notes (the "Couponholders" and the "Coupons", respectively) at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. References in these Conditions to the Fiscal Agent and the Paying Agents shall include any successor appointed under the Agency Agreement.

1.    FORM, DENOMINATION AND TITLE

(1)   Form and Denomination

      The Notes are in bearer form, serially numbered, in the denomination of U.S.$250,000 with Coupons attached on issue.

(2)   Title

      Title to the Notes and to the Coupons will pass by delivery.

(3)   Holder Absolute Owner

      The Issuer, the Guarantor and any Paying Agent may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).

2.    STATUS OF THE NOTES

      The Notes and the Coupons constitute direct, unconditional and (subject to the provisions of Condition 4(1)) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, save for such obligations as may be preferred by mandatory provisions of applicable law.

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                                      26


3.    GUARANTEE

      The Guarantor has executed a deed of guarantee (the "Deed of Guarantee") dated 24th January, 2003 under which the Guarantor unconditionally and irrevocably guarantees (the "Guarantee") the due and punctual payment of the principal of and interest on the Notes as and when the same shall become due and payable, together with any additional amounts in respect of the Notes payable pursuant to Condition 8. The obligations of the Guarantor under the Guarantee constitute direct, unconditional and (subject to the provisions of Condition 4(1)) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, save for such obligations as may be preferred by mandatory provisions of applicable law. The original of the Deed of Guarantee is held by the Fiscal Agent on behalf of, and copies are available for inspection by, the Noteholders and Couponholders at its specified office during normal business hours.

4.    NEGATIVE PLEDGE

(1)   Negative Pledge

      For so long as any of the Notes remains outstanding, the Issuer and the Guarantor will procure that neither PCCW-HKT Telephone Limited ("HKTC") nor any HKTC Principal Subsidiary (other than Listed HKTC Principal Subsidiaries) will create, incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of their respective property or assets, now owned or acquired after 24th January, 2003 (the "Issue Date"), to secure any Indebtedness of HKTC or such HKTC Principal Subsidiary (or any guarantee or indemnity in respect thereof) without, in any such case, making effective provision whereby the Notes will be secured either at least equally and rateably with such Indebtedness or by such other Lien as shall have been approved by an Extraordinary Resolution of the Noteholders for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate outstanding principal amount of all such secured Indebtedness (excluding that of Listed HKTC Principal Subsidiaries and their respective Subsidiaries and Indebtedness secured by Permitted Liens) entered into after the Issue Date would not exceed 50 per cent. of HKTC's Adjusted Consolidated Net Worth.

(2)   Interpretation

      For the purposes of these Conditions:

      "Adjusted Consolidated Net Worth" means the sum of (a) all amounts paid up (or credited as paid up) on all classes of HKTC's issued share capital, revenue or capital reserves, capital contribution, or any other accounts that are included as shareholders' funds under generally accepted accounting principles and practices in Hong Kong ("HK GAAP") and
      (b) the aggregate outstanding principal amount of Subordinated
      Indebtedness;

      "HKTC Principal Subsidiary" at any time shall mean a Subsidiary of HKTC:

      (i)   as to which one or more of the following conditions is satisfied:

            (a) its net profit or (in the case of a Subsidiary of HKTC which has Subsidiaries) consolidated net profit attributable to HKTC (in each case before taxation and exceptional items) is at least 5 per cent. of the consolidated net profit of

                  HKTC and its Subsidiaries (before taxation and exceptional items but after deducting minority interests in Subsidiaries); or

            (b) its net assets or (in the case of a Subsidiary of HKTC which has Subsidiaries) consolidated net assets attributable to HKTC (in each case after deducting minority interests in Subsidiaries) are at least 5 per cent. of the consolidated net assets (after deducting minority interests in Subsidiaries) of HKTC and its Subsidiaries;

            all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of HKTC and the then latest audited consolidated financial statements of HKTC provided that: (1) in the case of a Subsidiary of HKTC acquired after the end of the financial period to which the then latest relevant audited accounts relate, the reference to the then latest audited accounts for the purposes of the calculation above shall, until audited accounts for the financial period in which the acquisition is made are published, be deemed to be a reference to the accounts adjusted to consolidate the latest audited accounts of the Subsidiary in the accounts; (2) if, in the case of a Subsidiary of HKTC which itself has one or more Subsidiaries, no consolidated accounts are prepared and audited, its consolidated net assets and consolidated net profits shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose by its auditors; (3) if the accounts of a Subsidiary of HKTC (not being a Subsidiary referred to in (1) above) are not consolidated with those of HKTC then the determination of whether or not the Subsidiary of HKTC is an HKTC Principal Subsidiary shall, if HKTC requires, be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of HKTC and its Subsidiaries; or

      (ii) to which is transferred all or substantially all of the assets of a Subsidiary of HKTC which immediately prior to the transfer is an HKTC Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be an HKTC Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of HKTC to which the assets are so transferred shall forthwith upon such transfer become an HKTC Principal Subsidiary.

      A certificate of the auditors of HKTC as to whether or not a Subsidiary is an HKTC Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error;

      "Indebtedness" of any Person means any indebtedness for or in respect of money borrowed that has a final maturity of one year or more from its date of incurrence or issuance and that is evidenced by any agreement or other instrument, excluding trade payables; provided, however, that for the purposes of determining the amount of Indebtedness of the Guarantor or any of its Subsidiaries outstanding at any relevant time, the amount included as Indebtedness of the Guarantor or such Subsidiary in respect of finance leases shall be the net amount from time to time properly characterised as "obligations under finance leases" in accordance with HK GAAP;

      "Lien" means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind;

      "Listed HKTC Principal Subsidiary" means any HKTC Principal Subsidiary, the shares of which are at the relevant time listed on The Stock Exchange of Hong Kong Limited or any other recognised stock exchange;

      "Permitted Liens" means:

      (i)   Liens existing on or prior to the Issue Date;

      (ii) Liens for taxes or assessments or other applicable governmental charges or levies;

      (iii) Liens created or arising by operation of law or created in the ordinary course of business, including, but not limited to, landlords' liens and statutory liens of carriers, warehousemen, mechanics, materialmen, vendors and other liens securing amounts which are not more than 60 days overdue or which are being contested in good faith;

      (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts or undertakings, performance and return of money bonds, interconnection, access or resale agreements with other telecommunications companies or organisations, and similar obligations;

      (v) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of HKTC and any HKTC Principal Subsidiaries;

      (vi) Liens created on any property or assets acquired, leased or developed (including improved, constructed, altered or repaired) after the Issue Date; provided, however, that (i) any such Lien shall be confined to the property or assets acquired, leased or developed (including improved, constructed, altered or repaired);
            (ii) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or assets or any improvements thereto (including any construction, repair or alteration) or thereon and (iii) any such Lien shall be created concurrently with or within three years following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or assets;

      (vii) rights of setoff of a financial institution with respect to deposits or other accounts of HKTC or any HKTC Principal Subsidiary held by such financial institution in an amount not to exceed the aggregate amount owed to such financial institution by HKTC or such HKTC Principal Subsidiary, as the case may be;

      (viii) Liens on documents and the goods they represent in connection with letters of credit, trade finance and similar transactions entered into in the ordinary course of business;

      (ix) Liens arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (provided that the Liens arising in connection with such industrial revenue, development or similar bonds or other indebtedness or means of project financing do not exceed the value of the project financed and are limited to the project financed);

      (x)   Liens in favour of HKTC or any HKTC Principal Subsidiary;

      (xi) leases, subleases, licenses and sublicenses granted to third parties in the ordinary course of business;

      (xii) attachment, judgment and other similar Liens arising in connection with court proceedings which are effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings;

      (xiii) any Lien against any property or assets of a Person existing at the time such Person becomes an HKTC Principal Subsidiary or arising after such acquisition pursuant to contractual commitments entered into prior to and not in contemplation of such acquisition;

      (xiv) any Lien existing on any property or assets prior to the acquisition thereof, which Lien was not created in connection with the acquisition thereof, except for Liens permitted pursuant to clause (vi) above;

      (xv) Liens on any property or assets of HKTC or any HKTC Principal Subsidiary in favour of any government or any subdivision thereof, securing the obligations of HKTC or such HKTC Principal Subsidiary under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

      (xvi) Liens created in connection with any sale/leaseback transaction;

      (xvii) any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or assets covered thereby; or

      (xviii) Liens in respect of Indebtedness with respect to which HKTC or any HKTC Principal Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of HKTC and its Subsidiaries in respect thereof (other than the obligations that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity;

      "Subordinated Indebtedness" means the principal amount of Indebtedness of HKTC (including perpetual debt, which HKTC is not required to repay) which (i) has a final maturity and a weighted average life to maturity longer than the maturity of the Notes and (ii) is issued or assumed pursuant to, or evidenced by, an indenture, other instrument or agreement containing provisions for the subordination of such Indebtedness to the Notes including (x) a provision that, in the event of any bankruptcy, insolvency or other similar proceeding in respect of HKTC, the holders of the Notes shall be entitled to receive payment in full in cash of all principal, Additional Amounts (as defined below) and interest on the Notes (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under the Notes, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any Note is outstanding; and

      "Subsidiary" means, in relation to any company, any company or other business entity of which the first-named company owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital, or other ownership interest, giving ordinary voting power to elect directors, managers or trustees of such company or other business entity, or any company or other business entity which at any time has its accounts consolidated with those of the first-named company or which, under Hong Kong law or regulations and under HK GAAP from time to time, should have its accounts consolidated with those of the first-named company.

5.    INTEREST

(1)   Interest Rate and Interest Payment Dates

      The Notes bear interest from (and including) the Issue Date at the rate of 7.88 per cent. per annum, payable semi-annually in arrear in equal instalments on 24th January and 24th July of each year (each an "Interest Payment Date"). The first payment, for the period from and including 24th January, 2003 to but excluding 24th July, 2003 and amounting to U.S.$9,850 per U.S.$250,000 principal amount of Notes, shall be made on 24th July, 2003.

      The period from (and including) the Issue Date to (but excluding) the first Interest Payment Date and each successive period from (and including) an Interest Payment Date to (but excluding) the next succeeding Interest Payment Date is herein referred to as an "Interest Period".

(2)   Interest Accrual

      Each Note will cease to bear interest from (and including) its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:

      (a) the date on which all amounts due in respect of such Note have been paid; and

      (b) five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the Fiscal Agent and notice to that effect has been given to the Noteholders in accordance with Condition 12.

(3)   Calculation of Broken Interest

      When interest is required to be calculated in respect of a period ending other than on an Interest Payment Date, it shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed on the basis of a month of 30 days.

6.    PAYMENTS

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                                      31


(1)   Payments in respect of Notes

      Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of such Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case only at the specified office outside the United States of any of the Paying Agents.

(2)   Method of Payment

      Payments will be made by credit or transfer to an account in U.S. dollars maintained by the payee, or, at the option of the payee, by a cheque in U.S. dollars drawn on a bank in New York City.

(3)   U.S. Paying Agents

      Notwithstanding the foregoing, payments will be made at the specified office in the United States of any Paying Agent and (if no such appointment is then in effect) the Issuer shall appoint and maintain a Paying Agent with a specified office in New York City at which payments will be made:

      (a) if (i) the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that the Paying Agents would be able to make payment at the specified offices outside the United States of the full amount payable with respect to the Notes in the manner provided above when due, (ii) payment of the full amount due in U.S. dollars at all specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) the payment is then permitted under United States law; or

      (b) at the option of the relevant holder, if the payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences for the Issuer or the Guarantor.

(4)   Missing Unmatured Coupons

      Each Note should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to condition 9) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

(5)   Payments subject to Applicable Laws

      Payments in respect of principal and interest on the Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

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                                      32


(6)   Payment only on a Presentation Date

      A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5, be entitled to any further interest or other payment if a Presentation Date is after the due date.

      "Presentation Date" means a day which (subject to Condition 9):

      (a)   is or falls after the relevant due date;

      (b) is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

      (c) in the case of payment by credit or transfer to a U.S. dollar account in New York City as referred to above), is a Business Day in New York City.

      In this Condition, "Business Day" means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place.

(7)   Initial Paying Agents

      The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that (a) it will at all times maintain a Fiscal Agent having its specified office in Hong Kong, (b) if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, the Issuer will ensure it maintains a Paying Agent in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to any such Directive, (c) if any Notes are listed on the Luxembourg Stock Exchange or any other stock exchange, it will at all times maintain a Paying Agent having its specified office in Luxembourg, or, as the case may be, in such place as may be required by the rules and regulations of any other relevant stock exchange (or any other relevant authority) and
      (d) the specified office of a Paying Agent shall not be located within the United States. Notice of any termination or appointment and of any changes in specified offices shall be given to the Noteholders promptly by the Issuer in accordance with Condition 12.

      The Agents shall act solely as Agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of Notes or Coupons.

7.    REDEMPTION AND PURCHASE

(1)   Redemption at Maturity

      Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 24th January, 2013.

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                                      33


(2)   Redemption for Taxation Reasons

      If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 24th January, 2003 on the next Interest Payment Date (i) the Issuer is or would be required to pay Additional Amounts (as defined in Condition 8) as provided or referred to in Condition 8; or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such Additional Amounts; or (iii) the Guarantor or any of its Subsidiaries has or will become obliged to pay any Additional Amounts in respect of the Intercompany Loan (as defined in Condition 8) and (b) the requirement cannot be avoided by the Issuer,, the Guarantor or any of such Subsidiaries, as the case may be, taking reasonable measures available to it provided that such measures do not involve the Issuer, the Guarantor or such Subsidiary incurring material expenses, the Issuer may at its option, having given not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 12 (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to (but excluding) the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, would be required to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by two Directors of the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, taking reasonable measures available to it provided that such measures do not involve the Issuer, the Guarantor or such Subsidiary incurring material expenses and an opinion of independent legal advisers of recognised standing to the effect that the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, has or will become obliged to pay such Additional Amounts as a result of the change or amendment.

(3)   Redemption at the Option of the Issuer

      Subject to (4) below, if a Trigger Event has at any time occurred, the Issuer may give:

      (a) not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 12; and

      (b) not less than 15 days before the giving of the notice referred to in (a), notice to the Fiscal Agent;

      (which notice shall be irrevocable and shall specify the date fixed for redemption), to redeem all (but not some only) of the Notes on any Interest Payment Date falling on or after 24th January, 2005 at their principal amount. Upon the expiry of such notice, the Issuer shall be obliged to redeem the Notes. For the avoidance of doubt, any downgrading in the Guarantor's senior unsecured debt rating or the placing of such rating under review (in the case of Moody's Investors Services Limited ("Moody's")) or on Creditwatch (in the case of Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P")) which occurs at any time after the occurrence of a Trigger Event shall not prohibit the Issuer giving the notice referred to in (a) above or redeeming the Notes in accordance with this Condition 7(3).

      In this Condition, "Trigger Event" means the Guarantor's senior unsecured debt being rated "Baa2" or higher by Moody's and "BBB" or higher by S&P.

(4)   Early Redemption

      If a Trigger Event has occurred at any time on or prior to the date which is 15 days prior to the Interest Payment Date falling on 24th January, 2010 and the Notes have not been previously redeemed, the Issuer will be obliged to redeem all (but not some only) of the Notes at their principal amount on that Interest Payment Date, notwithstanding any subsequent downgrading in the Guarantor's senior unsecured debt rating or the placing of such rating under review (in the case of Moody's) or on Creditwatch (in the case of S&P) prior to such Interest Payment Date. In such case, the Issuer will give notice to the Noteholders in accordance with Condition 12 specifying the date and details of the Trigger Event.

(5)   Redemption at the Option of the Holders

(a)   Disposal of HKTC

      If the Guarantor ceases to own directly or indirectly at least 70 per cent. of the issued voting capital of HKTC (other than as a result of a consolidation, amalgamation or merger in which substantially all the assets of HKTC continue to be owned or controlled directly or indirectly by the Guarantor or by a company or companies at least 70 per cent. of the issued share capital of which is/are owned or controlled by the Guarantor, in which circumstances the Guarantor shall deliver to the Fiscal Agent a certificate signed by two Directors of the Guarantor certifying the foregoing to be true and correct), upon any Noteholder giving to the Issuer not less than 15 nor more than 30 days' notice, the Issuer will, upon the expiry of such notice, redeem in whole (but not in part) the Notes the subject of the notice on the date which is 15 days following the expiry of such notice at their principal amount together with interest accrued to the date of redemption.

(b)   Failure to List

      In the event that the Notes are not listed on the Luxembourg Stock Exchange by 24th September, 2003, upon any Noteholder giving to the Issuer not less than 30 nor more than 60 days' notice, the Issuer will, upon the expiry of such notice, redeem in whole (but not in part) the Notes the subject of the notice on the next Interest Payment Date at their principal amount.

(c)   Notice

      Promptly upon the Issuer or the Guarantor becoming aware that either of the events described in (a) or (b) above has occurred, the Issuer or the Guarantor, as the case may be, shall, give notice to the Noteholders in accordance with Condition 12 specifying the date and nature of the event.

(d)   Exercise

      To exercise the right to require redemption of any Notes under this Condition 7(5), the holder of the Notes must deliver at the specified office of any Paying Agent on any Business Day (as defined in Condition 6(6)) in the place of such specified office, a duly signed and completed notice of exercise in the form (for the time being current and which may, if this Note is held in a clearing system, be any form acceptable to the clearing system delivered in any manner acceptable to the clearing system) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder must specify a bank account (or, if payment is required to be made by cheque, and address) to which payment is to be made under this Condition accompanied by such Notes or evidence satisfactory to the Paying Agent concerned that such Notes will, following the delivery of the Put Notice, be held to its order or under its control. A Put Notice given by a holder of any Note shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and be continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Put Notice and instead to give notice that the Note is immediately due and repayable under Condition 10.

(6)   Purchases

      The Issuer, the Guarantor or any of the Guarantor's Subsidiaries (as defined above) may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

(7)   Cancellations

      All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer, the Guarantor or any of the Guarantor's Subsidiaries will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be reissued or resold.

(8)   Notices Final

      Upon the expiry of any notice as is referred to in paragraph (2), (3) or
      (5) above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph.

8.    TAXATION

(1)   Payment without Withholding

      All payments in respect of the Notes by or on behalf of the Issuer or the Guarantor and all payments made by the Guarantor or any of its Subsidiaries in respect of the inter-company loans of the proceeds of the offering of the Notes from the Issuer to the Guarantor or any of its Subsidiaries (collectively, the "Intercompany Loan") shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any of the Relevant Jurisdictions ("Taxes"), unless such withholding or deduction of the Taxes is required by law. In that event, the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by the Noteholders and Couponholders or in connection with the Intercompany Loan after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes, the Coupons or in connection with the Intercompany Loan, as the case may be, in the absence of such withholding or deduction; except that no Additional Amounts shall be payable in relation to any payment in respect of any Note or Coupon:

      (a) to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with a Relevant Jurisdiction other than the mere holding of the Note or Coupon or receiving principal or interest in respect thereof; or

      (b) presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days assuming that day to have been a Presentation Date; or

      (c) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November, 2000 or any law implementing or complying with, or introduced in order to conform, to such Directive; or

      (d) presented for payment by or on behalf of a Noteholder or Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon, as the case may be, to another Paying Agent in a European Union Member State; or

      (e) in respect of any such Taxes that would not have been so imposed, deducted or withheld if the holder or beneficial owner of a Note or the beneficial owner of any payment on such Note had (i) made a declaration of non-residence or any other claim or filing for exemption to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with a Relevant Jurisdiction of such holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of a Relevant Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of a Relevant Jurisdiction, the holder or the beneficial owner, as the case may be, of such Note at that time has been notified by the Issuer or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made); or

      (f) in respect of any payment under or with respect to a Note to any holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment or Note would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or

      (g) in respect of any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge; or

      (h)   any combination of items (a) through (g) above.

(2)   Interpretation

      In these Conditions:

      (a) "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Issuer in accordance with Condition 12; and

      (b) "Relevant Jurisdiction" means the British Virgin Islands or any political subdivision or any authority thereof or therein having power to tax, the Hong Kong Special Administrative Region of the People's Republic of China or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction in which the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, is resident for tax purposes from or through which payments in respect of the Notes or the Intercompany Loan, as the case may be, are made or any political subdivision or any authority thereof or therein having power to tax.

(3)   Additional Amounts

      Any reference in these Conditions to any amounts in respect of the Notes or the Intercompany Loan shall be deemed also to refer to any Additional Amounts which may be payable under this Condition.

9.    PRESCRIPTION

      Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6.

10.   EVENTS OF DEFAULT

(1)   Events of Default

      The holder of any Note may give notice to the Issuer that the Note is, and it shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment, if any of the following events ("Events of Default") shall have occurred and be continuing:

      (a) failure to pay principal of any Note within five Business Days in Hong Kong and New York after the due date for such payment; or

      (b) failure to pay interest on any Note within 30 Business Days in Hong Kong and New York after the due date for such payment; or

      (c) failure to perform any other covenant or agreement of the Issuer or the Guarantor in the Agency Agreement, the Guarantee or the Notes and (except where the failure is incapable of remedy when no continuation or notice as is hereinafter mentioned will be required) such failure continues for 60 days after there has been given by registered or certified mail, to the Issuer or the Guarantor by the Fiscal Agent (as instructed by the relevant Noteholder) or by the relevant Noteholder, a written notice specifying such failure and requiring it to be remedied; or

      (d) (i) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Issuer, the Guarantor or any Material Subsidiary, (ii) acceleration of the maturity of any Indebtedness of the Issuer, the Guarantor or any Material Subsidiary following a default by the Issuer, the Guarantor or such Material Subsidiary unless such Indebtedness is discharged or such acceleration is annulled within 10 days of the due date or date of acceleration, or
            (iii) failure to pay any amount payable by the Issuer, the Guarantor or any Material Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person unless such obligation is discharged or otherwise satisfied within 10 days of the due date; provided, however, that no such event set forth in
            (i), (ii) or (iii) above shall constitute an Event of Default unless the aggregate Indebtedness to which all such events relate exceeds US$30,000,000 (or its equivalent in any other currency) (the "Specified Limit"); or

      (e) the Issuer, the Guarantor or any Material Subsidiary becomes insolvent and is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its Indebtedness (or any part of its Indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or any arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of the Indebtedness of the Issuer, the Guarantor or any Material Subsidiary or of the Issuer or the Guarantor and their respective Subsidiaries taken as a whole; or

      (f) distress, attachment, execution or other legal process is levied, enforced or sued out on or against all or any material part of the assets of the Issuer, the Guarantor or any Material Subsidiary in respect of which the cost or loss to the relevant company or the amount claimed against the relevant company exceeds the Specified Limit and is not discharged or stayed within 30 days (or such longer period as the holders of a majority in principal amount of the Notes may permit) unless and for so long as it is being contested in good faith and diligently by the Issuer, the Guarantor or Material Subsidiary, as the case may be; or

      (g) any present or future encumbrance on or over all or any material part of the assets of the Issuer, the Guarantor or any Material Subsidiary becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar officer) is taken to enforce that encumbrance; or

      (h) any bona fide step is taken by any person for the dissolution of the Issuer, the Guarantor or any Material Subsidiary (except for the purpose of and followed by a reconstruction or amalgamation on terms approved by the holders of a majority in principal amount of the Notes before that step is taken or in the case of a Material Subsidiary whereby the undertaking and assets of the Material Subsidiary are transferred or otherwise vested in the Guarantor or another of its Subsidiaries pursuant to a merger of the Material Subsidiary with the Guarantor or such other Subsidiary or by way of a voluntary winding-up or dissolution where there are surplus assets in any such Material Subsidiary and such surplus assets attributable to the Guarantor and/or any other Subsidiary are distributed to the Guarantor and/or such other Subsidiary); or

      (i) the Issuer ceases to be a direct or indirect wholly-owned Subsidiary of the Guarantor; or

      (j) the Issuer carries on any business activity whatsoever other than in connection with the Notes or incurs any Indebtedness (other than to the Guarantor or the Guarantor's Subsidiaries and carries on any activities in connection therewith, including without limitation entering into any hedging or derivative transaction in connection with the Intercompany Loan or otherwise) or makes any issue of bonds, notes, debenture stock, loan stock, or other debt securities of any kind other than the Notes; or

      (k) any event occurs which under the laws of any relevant jurisdiction has an analogous or equivalent effect to any of the events referred to in paragraphs (e) through (h) above; or

      (l) if the Guarantee ceases to be, or is claimed by the Guarantor not to be, in full force and effect.


(2)   Interpretation

      In these Conditions:

      "EBITDA" means, in respect of any entity, the total operating profit
      (loss) for continuing operations before interest, tax, depreciation of tangible assets and amortisation of goodwill and other intangible assets of that entity as determined in accordance with HK GAAP and excluding any share of results of associates, jointly controlled and unconsolidated companies, exceptional profits or losses on the sale or termination of an operation, exceptional costs of a reorganisation or restructuring and any extraordinary losses or expenses such as goodwill write-off, asset and investment impairment losses and provisions for investments and properties and any exceptional profits or losses on the disposal of assets and extraordinary items and minority interests; and

      "Material Subsidiary" means, at any time, any Subsidiary of the Guarantor:-

      (i) whose EBITDA exceeds 12 per cent. of the consolidated EBITDA of the Guarantor and its Subsidiaries; or

      (ii) whose gross assets exceed 12 per cent. of the consolidated gross assets of the Guarantor and its Subsidiaries; or

      (iii) to which is transferred the whole, or substantially the whole, of the assets and undertaking of a subsidiary which immediately prior to such transfer is a Material Subsidiary.

      In each case as based on the then most recent audited consolidated accounts of the Guarantor and its Subsidiaries provided that, if a Subsidiary itself has Subsidiaries and produces in respect of any year audited consolidated accounts of such Subsidiary and its Subsidiaries, the references above to EBITDA or gross assets of such Subsidiary shall be construed as references to the EBITDA or gross assets of such Subsidiary and its consolidated Subsidiaries and the reference to the then most recent audited consolidated accounts of such Subsidiary (which are all as determined in accordance with the general accounting principles in the relevant country) shall be construed as a reference to the then most recent audited consolidated accounts of such Subsidiary and its consolidated Subsidiaries.

      In the case of a company or other business entity becoming a Subsidiary, after the end of the financial period of the Guarantor to which the latest audited consolidated accounts of the Guarantor relate, the reference to the then most recent audited consolidated accounts of the Guarantor for the purpose of the calculations above shall, until audited consolidated accounts of the Guarantor for the financial period in which the acquisition is made or, as the case may be, in which the relevant company or other business entity becomes a Subsidiary are published, be deemed to be a reference to the then latest audited consolidated accounts of the Guarantor, adjusted to consolidate the latest audited accounts of such Subsidiary (consolidated where applicable) in such accounts.

      If, at any relevant time, in relation to the Guarantor or any Subsidiary which itself has Subsidiaries no audited consolidated accounts are prepared and audited, total assets and EBITDA of the Guarantor and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Guarantor and reviewed by the auditors of the Guarantor. In the event that a Subsidiary does not prepare audited accounts, then for the purpose of this definition reference shall be made to the unaudited accounts of such Subsidiary.

      In any event, a report by the auditors of the Guarantor that, in their opinion, a Subsidiary is or is not, or was or was not, a Material Subsidiary, shall, in the absence of manifest error, be conclusive and binding on all parties.

11.   REPLACEMENT OF NOTES AND COUPONS

      Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office outside the United States of the Fiscal Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

12.   NOTICES

(1)   Notices to the Noteholders

      All notices to the Noteholders will be valid if published in a leading English language daily newspaper with general circulation in Asia as the Issuer may decide and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in one daily newspaper published in Luxembourg. It is expected that publication will normally be made in the Asian Wall Street Journal and, if appropriate, the Luxemburger Wort. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspaper.

(2)   Notices from the Noteholders

      Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with the standard rules and procedures.

13.   MEETINGS OF NOTEHOLDERS AND MODIFICATION

(1)   Provisions for Meetings

      The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Conditions or the Guarantee or the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more Persons present holding or representing more than 50 per cent. in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more Persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes the modification of certain of these Conditions and provisions of the Agency Agreement the necessary quorum for passing an Extraordinary Resolution will be one or more Persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

(2)   Modification

      The Fiscal Agent may agree, without the consent of the Noteholders or Couponholders, to any modification of any of these Conditions or any of the provisions of the Agency Agreement either (i) for the purpose of curing any ambiguity or manifest or proven error or of curing, correcting or supplementing any defective provision contained herein or therein or
      (ii) in any manner which is not materially prejudicial to the interests of the Noteholders. Any modification shall be binding on the Noteholders and the Couponholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 12.

14.   CURRENCY INDEMNITY

      The Issuer's and the Guarantor's obligations under the Notes to make all payments in U.S. dollars will not be satisfied by any payment, recovery or any other realisation of proceeds in any currency other than U.S. dollars. If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Issuer or, as the case may be, the Guarantor under any

      Notes it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due under any Notes then such conversion shall be made by the Fiscal Agent at the market exchange rate (as determined by the Fiscal Agent) as in effect on the date of entry of the judgment (the "Judgment Date"); it being understood that the Fiscal Agent shall effect such conversion only after receipt of the relevant funds from the Issuer or, as the case may be, the Guarantor and that such conversion may require up to three Business Days in Hong Kong, New York City and the financial centre of the currency into which any amount is converted to effect after the receipt of such funds. If pursuant to any such judgment, conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the market exchange rate for U.S. dollars as in effect on the Substitute Date and the market exchange rate as in effect on the Judgment Date, the Issuer agrees to pay such additional amounts (if any) in U.S. dollars as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the market exchange rate as in effect on the Judgment Date, is the amount due under any Notes. Any amount due from the Issuer or, as the case may be, the Guarantor under this Condition shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due in respect of any Notes. In no event, however, shall the Issuer or, as the case may be, the Guarantor be required to pay more in U.S. dollars due under the Notes at the market exchange rate as in effect on the Judgment Date than the amount of U.S. dollars stated to be due under the Notes so that in any event the Issuer's and the Guarantor's obligations under the Notes will be effectively maintained as obligations in U.S. dollars and the Issuer or, as the case may be, the Guarantor shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realised upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

15.   FURTHER ISSUES

      The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes.

16.   SUBSTITUTION

      The Issuer may at any time substitute, without the consent of the Noteholders or the Couponholders, the Guarantor or a Subsidiary of the Guarantor (such substituted company being hereinafter called the "New Company") to assume liability for the due and punctual payment of all payments and the performance of all the Issuer's obligations under the Notes and the Coupons then outstanding. Upon any such substitution, the New Company shall succeed to the rights and obligations of the Issuer (or any previous substitute) under the Notes and the Issuer (or any previous substitute) shall be released from its liability on the Notes. Such substitution shall be permitted only if, in addition to assuming the obligations of the Issuer (or of any previous substitute) under the
      Notes:

      (i) the New Company shall, by means of a deed poll (the "Substitution Deed Poll"), agree to indemnify each Noteholder and Couponholder against (A) any taxes, duties, fees, assessments or governmental charges of whatever nature which are imposed on such holder with respect to such Note, and which would not have been so imposed had such substitution not been made, (B) any taxes, duties, fees, assessments or governmental charges of whatever nature imposed on or relating to such substitution and (C) any costs or expenses of the act of such substitution;

      (ii) unless such New Company is the Guarantor, the Guarantor shall in the Substitution Deed Poll irrevocably guarantee all payments in respect of the Notes;

      (iii) the New Company shall warrant, by means of the Substitution Deed Poll, that all necessary governmental approvals and consents for the assumption by the New Company of its obligations and the giving and implementation of the Guarantor's guarantee (if applicable) have been obtained and are in full force and effect and the obligations of the New Company under the Notes and of the Guarantor under its guarantee to guarantee payments in respect of the Notes (if applicable) are legal, valid, binding and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity; and

      (iv) the New Company shall have obtained legal opinions from independent legal advisers of recognised standing in the country of incorporation of the New Company, Hong Kong and England that the obligations of the New Company and, unless the New Company is the Guarantor, the Guarantor in respect of the Notes and the Substitution Deed Poll, as the case may be, are legal, valid and binding and that all consents and approvals as aforesaid have been obtained.

      Not more than 30 nor less than 15 days prior to the effective date of the substitution by the New Company, the Issuer shall give notice to the Noteholders and the Couponholders, in accordance with Condition 12, of the substitution, stating that copies, or pending execution thereof final drafts, of the Substitution Deed Poll and other relevant documents and of the legal opinions are available for inspection by Noteholders and Couponholders at the specified offices of the Paying Agents during normal business hours. The originals of the Substitution Deed Poll and other documents will be delivered to the Fiscal Agent to hold until there are no claims outstanding in respect of the Notes or the Coupons.

      Upon the substitution becoming effective (x) references (if any) in these Conditions to the British Virgin Islands shall be replaced by references to the country of incorporation and, if different, the country of tax residence of the New Company and (y) if the New Company is not the Guarantor, all references in the Conditions to the Guarantor shall apply to the Guarantor in its capacity as such pursuant to Condition 16(ii) above.

17.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      The Notes confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these Notes, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

(1)   Governing Law

      The Agency Agreement, the Guarantee, the Notes and the Coupons are governed by, and will be construed in accordance with, English law.

(2)   Jurisdiction of English Courts

      The Issuer irrevocably agrees for the benefit of the Noteholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes or the Coupons and that accordingly any suit, action or proceedings arising out of or in connection therewith (together referred to as "Proceedings") may be brought in the courts of England. The Issuer irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this Condition shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(3)   Appointment of Process Agent

      The Issuer hereby irrevocably and unconditionally appoints Simmlaw Services Limited of CityPoint, One Ropemaker Street, London EC2Y 9SS, England at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of such agent ceasing so to act it will appoint another person as its agent for that purpose.

                                  FISCAL AGENT

                       Deutsche Bank AG, Hong Kong Branch
                         55th Floor, Cheung Kong Center
                            2 Queen's Road, Central
                                   Hong Kong

                                   SCHEDULE 3

                           FORM OF DEED OF GUARANTEE

                           GUARANTEE OF PCCW LIMITED


THIS GUARANTEE is given on 24th January, 2003 by PCCW Limited (the "Guarantor") in favour of (1) the Relevant Account Holders (as defined below) in respect of the Notes (as defined below) and (2) the holders for the time being of the Notes and the interest coupons (if any) appertaining to the Notes ("Coupons"). Each Relevant Account Holder, each holder of a Note and each holder of a Coupon is a "Holder". "Relevant Account Holder" means any account holder with either or both of Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme.

WHEREAS

(A) The Guarantor has agreed to guarantee the obligations of PCCW Capital No. 3 Limited (the "Issuer") under the U.S.$456,000,000 7.88 per cent. Guaranteed Notes due 2013 (the "Notes") to be issued by the Issuer pursuant to an Agency Agreement (the "Agency Agreement") dated 24th January, 2003 between, inter alios, the Issuer, the Guarantor and Deutsche Bank AG, Hong Kong Branch as Fiscal Agent (the "Fiscal Agent").

(B) Terms defined in the Conditions of the Notes (the "Conditions") and/or in the Agency Agreement and not otherwise defined in this Deed shall have the same meaning when used in this Deed.

NOW THIS DEED WITNESSETH as follows:

1.    GUARANTEE AND INDEMNITY

      The Guarantor as primary obligor unconditionally and irrevocably:

      (a) guarantees to each Holder by way of continuing guarantee the due and punctual payment of all amounts payable by the Issuer on or in respect of the Note or Coupon (including any additional amounts which may become payable in respect of the Note or Coupon under Condition 8) as and when the same shall become due in accordance with the Conditions; and

      (b) agrees that, if and each time that the Issuer shall fail to make any payments as and when the same become due, the Guarantor will on demand (without requiring the relevant Holder first to take steps against the Issuer or any other person) pay to the relevant Holder the amounts (as to which the certificate of the relevant Holder shall in the absence of manifest error be conclusive) in the manner and the currency in which the amounts are payable by the Issuer.

2.    TAX AND WITHHOLDING

      All payments by the Guarantor under this Deed will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any of the Relevant Jurisdictions ("Taxes"), unless such withholding or deduction of the Taxes is required by law. In that event, the Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons, in the absence of the withholding or deduction; except that no Additional Amounts shall be payable with respect to any payment in respect of any Note or Coupon:

      (a) to, or to a third party on behalf of, a Holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with a Relevant Jurisdiction other than the mere holding of the Note or Coupon or receiving principal or interest in respect thereof; or

      (b) presented for payment more than 30 days after the Relevant Date except to the extent that a Holder would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date; or

      (c) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November, 2000 or any law implementing or complying with, or introduced in order to conform, to such Directive; or

      (d) presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon, as the case may be, to another Paying Agent in a member state of the European Union; or

      (e) in respect of any such Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of a Note or the beneficial owner of any payment on such Note had (i) made a declaration of non-residence or any other claim or filing for exemption to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with a Relevant Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of a Relevant Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of a Relevant Jurisdiction, the Holder or the beneficial owner, as the case may be, of such Note at that time has been notified by the Issuer or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made); or

      (f) in respect of any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

      (g) in respect of any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or government charge; or

      (h)   any combination of items (a) through (g) above.

      As used herein:

      "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Issuer in accordance with Condition 12; and

      "Relevant Jurisdiction" means the British Virgin Islands or any political subdivision or any authority thereof or therein having power to tax, the Hong Kong Special Administrative Region of the People's Republic of China or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction in which the Issuer or the Guarantor, as the case may be, is resident for tax purposes from or through which payments in respect of the Notes are made or any political subdivision or any authority thereof or therein having power to tax.

3.    PRESERVATION OF RIGHTS

(1) The obligations of the Guarantor hereunder shall be deemed to be undertaken as principal obligor and not merely as surety.

(2) The obligations of the Guarantor hereunder shall be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and, in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Issuer's obligations under or in respect of any Note or Coupon or the Agency Agreement and shall continue in full force and effect until all sums due from the Issuer in respect of each Note and Coupon and under the Agency Agreement have been paid, and all other obligations of the Issuer thereunder or in respect thereof have been satisfied in full.

(3) Neither the obligations expressed to be assumed by the Guarantor herein nor the rights, powers and remedies conferred upon the Holders by this Deed or by law shall be discharged, impaired or otherwise affected by:

      (a) the winding up, liquidation or dissolution of the Issuer or analogous proceeding in any jurisdiction or any change in its status, function, control or ownership;

      (b) any of the obligations of the Issuer under or in respect of any of the Notes or the Coupons or the Agency Agreement being or becoming illegal, invalid or unenforceable;

      (c) time or other indulgence being granted or agreed to be granted to the Issuer in respect of its obligations under or in respect of any of the Notes or Coupons or the Agency Agreement;

      (d) any amendment to, or any variation, waiver or release of, any obligation of the Issuer under or in respect of any of the Notes or Coupons or the Agency Agreement or any security or other guarantee or indemnity in respect thereof; or

      (e) any other act, event or omission which, but for this clause 3(3), might operate to discharge, impair or otherwise affect the obligations expressed to be assumed by the Guarantor herein or any of the rights, powers or remedies conferred upon the Holders or any of them by this Deed or by law.

(4) Any settlement or discharge between the Guarantor and the Holders or any of them shall be conditional upon no payment to the Holders or any of them by the Issuer or any other person on the Issuer's behalf being avoided or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of any such payment being so avoided or reduced, the Holders shall be entitled to recover the amount by which such payment is so avoided or reduced from the Guarantor subsequently as if such settlement or discharge had not occurred. Any Holder, acting bona fide and in good faith, shall be entitled to concede or compromise any claim that any payment is liable to avoidance or reduction.

(5) No Holder shall be obliged before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law:

      (a) to make any demand of the Issuer, other than, in the case of a Note or Coupon, the presentation of such Note or Coupon;

      (b) to take any action or obtain judgment in any court against the Issuer; or

      (c) to make or file any claim or proof in a winding-up or dissolution of the Issuer,

      and, save as aforesaid, the Guarantor hereby expressly waives, in respect of each Note or Coupon, presentment, demand, protest and notice of dishonour.

(6) The Guarantor agrees that, so long as any sums are or may be owed by the Issuer in respect of the Notes or Coupons or under the Agency Agreement or the Issuer is under any actual or contingent obligation thereunder or in respect thereof, the Guarantor will not exercise any right which the Guarantor may at any time have by reason of the performance by the Guarantor of its obligations hereunder including, but not limited to, any right:

      (a)   to be indemnified by the Issuer;

      (b) to claim any contribution from any other guarantor of the Issuer's obligations under or in respect of the Notes or Coupons or the Agency Agreement;

      (c) to take the benefit (in whole or in part) of any security enjoyed in connection with any of the Notes or Coupons or the Agency Agreement by any Holder; or

      (d) to be subrogated to the rights of any Holder against the Issuer in respect of amounts paid by the Guarantor under this Deed or claim in competition with any Holder against the Issuer.

4.    CONDITIONS OF THE NOTES

      The Guarantor hereby undertakes to comply with and be bound by those provisions of the Conditions which are expressed to relate to it (including, but not limited to, the relevant provisions of Condition 4).

5.    STATUS OF THIS DEED OF GUARANTEE

      The Guarantor represents and warrants that:

      (a) the obligations of the Guarantor under this Guarantee constitute the direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, save for such obligations as may be preferred by mandatory provisions of applicable law;

      (b) all necessary governmental consents and authorisations for the giving and implementation of this Guarantee have been obtained; and

      (c) upon due execution and delivery by the Guarantor, this Guarantee will constitute a legal, valid and binding obligation of the Guarantee enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity.

6.    DEPOSIT OF DEED OF GUARANTEE

      A duly executed original of this Deed shall be deposited with and held by Deutsche Bank AG, Hong Kong Branch (or such other entity that for the time being acts as Fiscal Agent under the Agency Agreement) until the date on which complete performance by the Guarantor of the obligations contained in this Deed and in all Notes and Coupons then outstanding from time to time occurs. The Guarantor hereby acknowledges the right of every Holder to the production of this Deed.

7.    STAMP DUTIES

      The Guarantor shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Deed, and shall indemnify each Holder against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

8.    BENEFIT OF DEED OF GUARANTEE

(1) This Deed shall take effect as a deed poll for the benefit of the Holders from time to time.

(2) This Deed shall enure to the benefit of each Holder and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Deed against the Guarantor.

(3) The Guarantor shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

9.    PARTIAL INVALIDITY

      If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

10.   MODIFICATION

      The Agency Agreement contains provisions for amending the terms of this Deed and for convening meetings of Holders of Notes to consider matters relating to Notes, including the modification of any provision of this Deed. Subject to clause 28 of the Agency Agreement, any modification may be made by supplemental deed poll if sanctioned by an Extraordinary Resolution and shall be binding on all Holders of Notes.

11.   NOTICES AND COMMUNICATIONS

(1) All notices and communications to the Guarantor in relation to this Deed shall be made in the English language (or shall be accompanied by a certified English translation thereof), shall be made in writing (by letter or fax) and shall be sent to the Guarantor at:

      PCCW Limited
      39th Floor, PCCW Tower
      TaiKoo Place
      979 King's Road
      Quarry Bay
      Hong Kong

      Fax Number:    2962 5725
      Attention of:  Company Secretary

      or to such other address or fax number and for the attention of such other person or department as the Guarantor has notified to the Holders in the manner prescribed for the giving of notices in connection with the Notes.

(2) A communication shall be deemed received (if by fax) when a transmission report confirming that the fax has been received is printed (provided that any communication by fax shall also be sent by letter to arrive within two business days in the place of receipt of the day on which the fax is deemed to have been received) or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error therein.

12.   LAW AND JURISDICTION

(1) This Deed is governed by, and shall be construed in accordance with, English law.

(2) The Guarantor irrevocably agrees for the exclusive benefit of the Holders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together referred to as "Proceedings") arising out of or in connection with this Deed may be brought in the courts of England.

      The Guarantor irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Guarantor and may be enforced in the courts of any other jurisdiction.

      Nothing contained in this clause shall limit any right to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

      The Guarantor appoints Simmlaw Services Limited of CityPoint, One Ropemaker Street, London EC2Y, 9SS, England to accept service of process on its behalf. If such person shall cease to have an office in London, the Guarantor shall appoint another person with an office in London to accept service. The Guarantor will procure that, so long as any of the Notes remains outstanding, a person with an office in London shall be appointed to accept service.

      Nothing in this Deed shall affect the right to serve process in any other manner permitted by law.

13.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof this Guarantee has been entered into as a deed poll by the Guarantor on the date which appears first on page 1.


THE COMMON SEAL of                    )
PCCW LIMITED                          )
was affixed in the presence of:       )

                                   SCHEDULE 4

                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS



1. As used in this schedule the following expressions shall have the following meanings unless the context otherwise requires:

      (a) "Voting Certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

            (i) that on the date of the Voting Certificate Notes (not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in the Voting Certificate and any adjourned meeting) were deposited with the Paying Agent or (to the satisfaction of the Paying Agent) were held to its order or under its control and that the Notes will not cease to be so deposited or held until the first to occur of:

                  (A) the conclusion of the meeting specified in the Voting Certificate or, if applicable, any adjourned meeting; and

                  (B) the surrender of the Voting Certificate to the Paying Agent who issued the same; and

            (ii) that the bearer of the Voting Certificate is entitled to attend and vote at the meeting and any adjourned meeting in respect of the Notes represented by the Voting Certificate;

      (b) "Block Voting Instruction" shall mean an English language document issued by a Paying Agent and dated in which:

            (i) it is certified that Notes (not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in the Block Voting Instruction and any adjourned meeting) have been deposited with the Paying Agent or (to the satisfaction of the Paying Agent) were held to its order or under its control and that the Notes will not cease to be so deposited or held until the first to occur of:

                  (A) the conclusion of the meeting specified in the document or, if applicable, any adjourned meeting; and

                  (B) the surrender to the Paying Agent not less than 48 hours before the time for which the meeting or any adjourned meeting is convened of the receipt issued by the Paying Agent in respect of each deposited Note which is to be released or (as the case may require) the Note ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer under paragraph 17 of the necessary amendment to the Block Voting Instruction;

            (ii) it is certified that each holder of the Notes has instructed the Paying Agent that the vote(s) attributable to the Notes so deposited or held should be cast in a particular way in relation to the resolution to be put to the meeting or any adjourned meeting and that all the instructions are, during the period

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                                      53


                  commencing 48 hours before the time for which the meeting or any adjourned meeting is convened and ending at the conclusion or adjournment, neither revocable nor capable of amendment;

            (iii) the total number, total principal amount and the serial numbers (if available) of the Notes so deposited or held are listed distinguishing, with regard to each resolution, between those in respect of which instructions have been correctly given that the attributable votes should be cast in favour of the resolution and those in respect of which instructions have been so given that the attributable votes should be cast against the resolution; and

            (iv) one or more persons named in the Block Voting Instruction (a "proxy") is or are authorised and instructed by the Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in subparagraph (iii) as set out in the Block Voting Instruction.

      The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which the Voting Certificate or Block Voting Instruction relates and the Paying Agent with which the Notes have been deposited or the person holding the same to the order or under the control of the Paying Agent shall be deemed for such purpose not to be the holder of those Notes.

2. The Issuer or the Guarantor may at any time and the Issuer shall upon a requisition in writing signed by the holders of not less than one-tenth in principal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening a meeting the same may be convened by the requisitionists. Every meeting shall be held at such place as the Fiscal Agent may approve.

3. At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders before any meeting of the Noteholders in the manner provided by Condition 12. The notice shall state generally the nature of the business to be transacted at the meeting but (except for an Extraordinary Resolution) it shall not be necessary to specify in the notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining Voting Certificates or appointing proxies. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4. Some person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at every meeting but if no nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5. At any meeting one or more persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding, provided that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

      (a) modification of the date fixed for final maturity of the Notes or reduction of the amount of principal payable;

      (b)   reduction or cancellation of the principal payable on the Notes;

      (c) reduction of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment in respect of any interest;

      (d) alteration of the currency in which payments under the Notes and Coupons are to be made;

      (e)   alteration of the majority required to pass an Extraordinary
            Resolution;

      (f) the sanctioning of any scheme or proposal as is described in paragraph 18(f);

      (g)   alteration of this proviso or the proviso to paragraph 6;

      the quorum shall be one or more persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the principal amount of the Notes for the time being outstanding.

6. If within fifteen minutes after the time appointed for any meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if the day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for the period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Fiscal Agent) and at the adjourned meeting one or more persons present holding Notes or Voting Certificates or being proxies (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present, provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5, the quorum shall be one or more persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than one-third of the principal amount of the Notes for the time being outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph and the notice shall (except in cases where the proviso to paragraph 6 shall apply when it shall state the relevant quorum) state that the persons present holding Notes or Voting Certificates or being proxies at the adjourned meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as provided above it shall not be necessary to give any notice of an adjourned meeting.

8. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a

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                                      55


      show of hands and on a poll have a casting vote in addition to any votes to which he may be entitled as a Noteholder or as a holder of a Voting Certificate or as a proxy.

9. At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or the Guarantor or by one or more persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than one-fiftieth part of the principal amount of the Notes then outstanding a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

10. Subject to paragraph 12, if at any meeting a poll is demanded it shall be taken in such manner and, subject as provided below, either at once or after an adjournment, as the Chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. Any director or officer of the Issuer or the Guarantor and the lawyers and financial advisers of either of them may attend and speak at any meeting. Save as provided above but without prejudice to the proviso to the definition of "outstanding" in clause 2 no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of a meeting unless he either produces the Note of which he is the holder or a Voting Certificate or is a proxy. Neither the Issuer, nor the Guarantor nor any of its other Subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing contained in this Agreement shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer of or otherwise connected with the Issuer or the Guarantor.

14.   Subject as provided in paragraph 13 at any meeting:

      (a) on a show of hands every person who is present in person and produces a Note or Voting Certificate or is a proxy shall have one vote; and

      (b) on a poll every person who is so present shall have one vote in respect of each U.S.$250,000 in principal amount of the Notes so produced or represented by the Voting Certificate so produced or in respect of which he is a proxy or in respect of which he is the Noteholder.

      Without prejudice to the obligations of the proxies named in any Block Voting Instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15. The proxies named in any Block Voting Instruction need not be Noteholders.

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                                      56


16. Each Block Voting Instruction together (if so requested by the Issuer) with reasonable proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Fiscal Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the Block Voting Instruction propose to vote and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each Block Voting Instruction shall (if so requested by the Issuer) be deposited with the Fiscal Agent before the commencement of the meeting or adjourned meeting but the Fiscal Agent shall not be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any Block Voting Instruction.

17. Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the Noteholders' instructions pursuant to which it was executed, provided that no intimation in writing of the revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been approved by the Fiscal Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the Block Voting Instruction is to be used.

18. A meeting of the Noteholders shall in addition to the powers provided above have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6) only namely:

      (a) power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor and the Noteholders and Couponholders or any of them;

      (b) power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Issuer or the Guarantor or against any of its property whether the rights shall arise hereunder or otherwise;

      (c) power to assent to any modification of the provisions contained in the Conditions, the Notes or the Coupons which shall be proposed by the Issuer, the Guarantor or any Noteholder;

      (d) power to give any authority or sanction which under the Notes or hereunder is required to be given by Extraordinary Resolution;

      (e) power to appoint any persons (whether Noteholders or not) as a committee to represent the interests of the Noteholders and to confer upon the committee any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution; and

      (f) power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of the shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as provided above and partly for or into or in consideration of cash.

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                                      57


19. Any resolution passed at a meeting of the Noteholders duly convened and held hereunder shall be binding upon all the Noteholders whether present or not present at the meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify the passing of the resolution. Notice of any resolution duly passed by the Noteholders shall be published under Condition 12 by the Issuer within 14 days of the passing of the resolution, provided that the non-publication of the notice shall not invalidate the resolution.

20. The expression "Extraordinary Resolution" when used in this Schedule and in the Conditions means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained in this Agreement by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll shall be duly demanded then by a majority consisting of not less than three-fourths of the votes given on the poll or (b) a resolution in writing signed by or on behalf of all the Noteholders.

21. Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any Minutes purporting to be signed by the Chairman of the meeting at which the resolutions were passed or proceedings had shall be conclusive evidence of the matters contained in the Minutes and until the contrary is proved every meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had to have been duly passed or had.

                                  SIGNATORIES


PCCW CAPITAL NO. 3 LIMITED

By:


PCCW LIMITED

By:


DEUTSCHE BANK AG, HONG KONG BRANCH

By:

                            Dated 24th January, 2003




                           PCCW CAPITAL NO. 3 LIMITED


                                U.S.$456,000,000


                    7.88 per cent. Guaranteed Notes due 2013





                             ---------------------

                                AGENCY AGREEMENT

                             ---------------------






                                 ALLEN & OVERY
                                   Hong Kong

                                     INDEX


Clause                                                                  Page No.

1.   Interpretation........................................................1
2.   Definitions...........................................................2
3.   Appointment of Paying Agents..........................................3
4.   Authentication and Delivery of Notes..................................3
5.   Payment to the Fiscal Agent...........................................3
6.   Notification of Non-Payment by the Issuer or the Guarantor............4
7.   Duties of the Paying Agents...........................................4
8.   Reimbursement of the Paying Agents....................................4
9.   Notice of any Withholding or Deduction................................4
10.  Duties of the Fiscal Agent in Connection with Optional Redemption and Redemption for Taxation Reasons...................................5
11.  Receipt and Publication of Notices....................................5
12.  Cancellation of Notes and Coupons.....................................5
13.  Issue of Replacement Notes and Coupons................................5
14.  Records and Certificates..............................................6
15.  Copies of this Agreement and the Deed of Guarantee Available for Inspection........................................................7
16.  Commissions and Expenses..............................................7
17.  Indemnity.............................................................8
18.  Repayment by Fiscal Agent.............................................8
19.  Conditions of Appointment.............................................8
20.  Communication with Paying Agents......................................9
21.  Termination of Appointment............................................9
22.  Meetings of Noteholders..............................................11
23.  Notices..............................................................12
24.  Taxes................................................................13
25.  Counterparts.........................................................13
26.  Descriptive Headings.................................................13
27.  Governing Law and Submission to Jurisdiction.........................13
28.  Amendments...........................................................14
29.  Contracts (Rights of Third Parties) Act 1999.........................14

Schedules

1.   Form of the Global Note..............................................15
2.   Part I - Form of Definitive Note and Coupon..........................21
     Part II - Conditions of the Notes....................................25
3.   Form of Deed of Guarantee............................................45
4    Provisions for Meetings of Noteholders...............................52